UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 10, 2006

THE YANKEE CANDLE COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	001-15023	04 259 1416
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

16 YANKEE CANDLE WAY
SOUTH DEERFIELD, MASSACHUSETTS 01373
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (413) 665-8306

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.1 - Form of Restricted Stock Agreement (Executives)
EX-10.2 - 2005 Director Compensation Plan (as amended)
EX-10.3 - Form of Restricted Stock Agreement (Directors)

Item 1.01      Entry Into a Material Definitive Agreement.
Restricted Stock Awards to Executives
     The Yankee Candle Company, Inc. (the “Company”) issued restricted stock awards to each of the executive officers of the Company, including the individuals listed below who constitute “named executive officers”, within the meaning of SEC regulations, based on 2005 compensation (the “Recipients”), covering the number of shares of common stock of the Company listed below, on March 10, 2006. The restricted stock awards were issued under the 2005 Stock Option and Award Plan of the Company, and were issued in consideration for services rendered, without payment of a cash purchase price.

Recipient	Number of Shares

Craig W. Rydin	20,000
Harlan M. Kent	4,000
Bruce Besanko	2,500
Paul J. Hill	1,800
Stephen Farley	1,500

     The restricted shares issued to Mr. Rydin vest in three equal annual installments, commencing on the first anniversary of the date of issuance. The restricted shares issued to the other executive officers vest as follows: 50% on the first anniversary of issuance and 25% on each of the second and third anniversaries of issuance. All unvested shares accelerate in full immediately prior to a Change in Control Event (as defined in the 2005 Stock Option and Award Plan) or the death, disability or qualifying retirement of the Recipient.
     If the Recipient’s employment with the Company terminates for any reason (other than death, disability or qualifying retirement), any restricted shares that are unvested at the time of employment termination shall automatically be forfeited to the Company. To ensure that unvested shares are available for forfeiture to the Company, unvested restricted shares may not be transferred by the Recipient except in limited circumstances, such as gifts for estate planning purposes.
     To satisfy the tax withholding obligations of the Company upon the vesting of restricted shares, the Restricted Stock Agreements provide for the automatic surrender by the Recipient to the Company, upon the vesting date, of restricted shares (out of the shares that vest on that date) having a value equal to the Company’s withholding obligation.
     The form of Restricted Stock Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the restricted stock awards is qualified in its entirety by reference to the form of Restricted Stock Agreement.
     The Company also granted stock options to, and entered into Award of Performance Shares Agreements with, its executive officers as of March 10, 2006. Neither the stock option grants nor the Award of Performance Shares Agreements are required to be reported in a Current Report on Form 8-K because the form of Stock Option Agreement and the form of Award of

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Performance Shares Agreement are already on file with the SEC as material contracts. The executive officers receiving option grants on March 10, 2006 have filed Form 4s with the SEC reporting those grants. Form 4s for the performance share awards will not be filed unless and until such shares are actually issued.
2005 Director Compensation Plan
     Effective as of March 10, 2006, the Company amended its 2005 Director Compensation Plan as follows. The Plan, as originally adopted, provided for the grant to each non-employee director of the Company of an option to purchase 1,250 shares of common stock of the Company for each regularly scheduled Board of Directors meeting attended by such director during 2005, up to a maximum of 5,000 shares. The 2005 Director Compensation Plan was amended to delete that provision, and provide instead that each non-employee director shall receive, on March 10, 2006, a restricted stock award under the 2005 Stock Option and Award Plan covering 500 shares of common stock of the Company for each regularly scheduled Board of Directors meeting attended by such director during 2005, up to a maximum of 2,000 shares. Each non-employee director qualified for the 2,000 share restricted stock award.
     The restricted shares vest in three equal annual installments, commencing on the first anniversary of the date of issuance. All unvested shares accelerate in full immediately prior to a Change in Control Event (as defined in the 2005 Stock Option and Award Plan) or the death of the director.
     If the director’s service as a director of the Company terminates for any reason (other than death), any restricted shares that are unvested at the time of such termination shall automatically be forfeited to the Company. To ensure that unvested shares are available for forfeiture to the Company, unvested restricted shares may not be transferred by the director except in limited circumstances, such as gifts for estate planning purposes.
     The revised 2005 Director Compensation Plan and the form of Restricted Stock Agreement are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to those exhibits.
Item 9.01      Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement (executives)

10.2	2005 Director Compensation Plan (as amended)

10.3	Form of Restricted Stock Agreement (directors)

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE YANKEE CANDLE COMPANY, INC.
Date: March 14, 2006	By:	/s/ James A. Perley
James A. Perley
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement (executives)

10.2	2005 Director Compensation Plan (as amended)

10.3	Form of Restricted Stock Agreement (directors)